Exhibit 99.2

News Release

NEWELL BRANDS ANNOUNCES TENDER OFFERS FOR $1.075 BILLION OF OUTSTANDING DEBT

HOBOKEN, N.J., March 13, 2017— Newell Brands Inc. (NYSE:NWL) (the “Company” or “Newell Brands”) announced today that it has commenced debt tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”), and (ii) all of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the tender cap specified in the table below (the “2020 Notes Tender Cap”), for an aggregate purchase price of up to $825,000,000 (the “Maximum Waterfall Tender Amount”), subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”). The tender offers are intended to allow the Company to repurchase the Securities and reduce the amount and cost of the Company’s outstanding indebtedness. The Company expects to fund the tender offers with the proceeds from the sale of its Tools business, which includes the Irwin®, Lenox® and Hilmor® brands, together with available cash on hand.

Table I

Securities Subject To the Any And All Offer

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)
6.250% Notes due 2018	$250,000,000	CUSIP: 651229 AG1 ISIN: US651229AG15	$30	0.750% UST Due 04/15/18	FIT 4	50

(1)	The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

Table II

Not to Exceed the Aggregate Maximum Waterfall Tender Amount of the Outstanding Securities Listed Below

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/ Screen	Fixed Price (per $1,000)	Fixed Spread (basis points)
4.700% Notes due 2020	$318,314,000	CUSIP: 651229 AK2 ISIN: US651229AK27	$125,000,000	1	$30	1.625% UST Due 03/15/20	FIT 1	—	65
2.600% Notes due 2019	$1,000,000,000	CUSIP: 651229 AT3 ISIN: US651229AT36	N/A	2	$30	1.125% UST Due 02/28/19	FIT 1	—	45
3.900% Notes due 2025 (3)	$300,000,000	CUSIP: 651229 AS5 ISIN: US651229AS52	N/A	3	$30	2.250% UST Due 02/15/27	FIT 1	—	105
3.150% Notes due 2021 (3)	$1,000,000,000	CUSIP: 651229 AU0 ISIN: US651229AU09	N/A	4	$30	1.875% UST Due 02/28/22	FIT 1	—	45
2.875% Notes due 2019 (3)	$350,000,000	CUSIP: 651229 AP1 ISIN: US651229AP14	N/A	5	$30	1.125% UST Due 02/28/19	FIT 1	—	65
4.000% Notes due 2024 (3)	$500,000,000	CUSIP: 651229 AQ9 ISIN: US651229AQ96	N/A	6	$30	2.250% UST Due 02/15/27	FIT 1	—	95
5.000% Notes due 2023 (3)	$295,122,000	CUSIP: 651229 BA3 ISIN: US651229BA36	N/A	7	$30	—	—	$1,080	—

(1)	The 2020 Notes Tender Cap is the maximum aggregate principal amount of the 4.700% Notes due 2020 that will be purchased in the Waterfall Offer.
(2)	The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.
(3)	The Total Consideration will be determined taking into account the applicable par call date for such series of Securities.

The amounts of each series of Waterfall Notes that are purchased will be determined in accordance with the acceptance priority levels specified in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 7 being the lowest Acceptance Priority Level. In addition, the aggregate purchase price in the Tender Offer for the Company’s 4.700% Notes due 2020 will not exceed the 2020 Notes Tender Cap, as specified in the table above.

The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, dated March 13, 2017, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”). The tender offers will expire at midnight, New York City time, at the end of April 7, 2017, unless extended or terminated (the “Expiration Date”). Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 24, 2017, but may not be withdrawn thereafter except where additional withdrawal rights are required by law.

The prices to be paid for each series of Securities subject to the fixed spread offer and accepted for purchase will be determined at 2:00 p.m., New York City time, on the business day following the Early Tender Deadline (as it may be extended with respect to the applicable offer, the “Price Determination Date”). The prices to be paid for the Securities will be calculated on the basis of the yield to the applicable call or maturity date of the applicable reference security listed in the applicable table above on the Price Determination Date.

Holders of Securities that are validly tendered and not properly withdrawn at or prior to 5:00 p.m., New York City time, on March 24, 2017 (unless extended, the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes the applicable early tender premium specified in the applicable table above (the “Early Tender Premium”). Holders of Securities who validly tender their Securities following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration,” which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.

If the Waterfall Offer is not fully subscribed as of the Early Tender Deadline, subject to the 2020 Notes Tender Cap (if applicable) and the Maximum Waterfall Tender Amount, Waterfall Notes validly tendered and not properly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Waterfall Notes tendered following the Early Tender Deadline even if such Waterfall Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Waterfall Notes tendered at or prior to the Early Tender Deadline.

Waterfall Notes of a series may be subject to proration if the aggregate principal amount of the Waterfall Notes of such series validly tendered and not validly withdrawn would cause the 2020 Notes Tender Cap (if applicable) or the Maximum Waterfall Tender Amount to be exceeded. Furthermore, if the Waterfall Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Waterfall Notes following the Early Tender Deadline will not have any of their Waterfall Notes accepted for purchase.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

The Company also intends to call for redemption any and all of its 6.250% Notes due 2018 (the “2018 Notes”) not tendered in the Any and All Offer in accordance with the terms and at the redemption price, plus accrued and unpaid interest to, but not including, the date of redemption, stated in the indenture governing the 2018 Notes. The Company may deliver such notice at any time prior to the Expiration Date. However, no assurance can be given that such 2018 Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Consent and Letter of Transmittal constitute a notice of redemption.

Citigroup Global Markets Inc. and Goldman Sachs & Co. are acting as the dealer managers for the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. Copies of the Tender Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866)-807-2200 (all others). Questions regarding the tender offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free) or Goldman Sachs & Co., Liability Management Group, at (212) 902-6595 or (800) 828-3182 (toll-free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustees with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers and redemption, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of March 13, 2017. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and satisfy the conditions thereto, and other potential factors, risk and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2016 which is on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Investor Contact:

Newell Brands Inc.

Nancy O’Donnell, 1-770-418-7723

Vice President, Investor Relations

nancy.odonnell@newellco.com

or

Media Contacts:

Newell Brands Inc.

Jason Anthoine, 1-201-610-6768

Global Communications

jason.anthoine@newellco.com

or

Weber Shandwick

Liz Cohen, 1-212-445-8044

liz.cohen@webershandwick.com